FOR IMMEDIATE RELEASE
Date:         October 21, 2004
Contact:      Kathleen Walsh Carr
              202.772.3600


Abigail Adams  National  Bancorp,  Inc.  Reports  record  earnings for the Third
Quarter

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, reported third quarter 2004 earnings of $938 thousand, a 15.87% increase over third quarter 2003 earnings of $809 thousand. Diluted earnings per share were $0.31 for the third quarter of 2004, as compared to $0.27 for the same period in 2003. The third quarter 2004 earnings represent a 1.56% return on average assets and a 15.69% return on average equity.

Results for the nine months ended September 30, 2004 showed earnings of $2.6 million, a 10.44% increase over earnings for the same nine-month period in 2003 of $2.3 million. Diluted earnings per share were $0.86, compared to $0.78 for the same period one year ago. Nine month 2004 earnings represent a 1.52% annualized return on average assets and a 14.78% annualized return on average equity.

Net interest income for the third quarter of 2004 increased 15.61% to $3 million from $2.5 million in the third quarter of 2003. The increase reflects loan growth and continued control of interest expense. The net interest margin was 5.22% for the quarter ended September 30, 2004, compared to 4.93% for the same period in 2003. For the nine months ended September 30, 2004, net interest income increased 12.43% to $8.7 million from $7.7 million in the same nine-month period one year ago.

Non-interest income declined 14.19% for the third quarter, primarily centered in reduced ATM fees. Adams National Bank is expanding its fee-based income in other service areas to offset the ATM usage decline. Recently, Adams and Nationwide Advantage entered into a partnership to provide a mortgage product for community and residential construction customers.

Total deposits increased 5.91% to $202 million and loans grew 12.17% to $168 million, compared to September 30, 2003. The allowance for loan losses closed the quarter at $2.46 million or 1.47% of total loans. Nonperforming assets, primarily consisting of SBA-guaranteed loans, improved to 1.09%, versus 1.71% reported at September 30, 2003.

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Kate Carr, President and CEO said, "The results reflect solid returns on our investment in infrastructure and staffing. Adams Bank is positioned to take advantage of the strong, vibrant economy in the Metropolitan Washington area."

The Adams National Bank, the largest federally chartered bank in the United States owned and managed by women, is focused on serving minorities, small businesses and not-for-profit organizations in the Washington, DC area. The Adams National Bank offers a full line of banking services including business and real estate loans, as well as deposit services. All information for the period ended September 30, 2004 has been derived from unaudited financial information.



SOURCE:  The Adams National Bank
ATTACHMENT:         Selected Financial Data

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                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                           September 30, 2004 and 2003

                                                                     Three Months Ended:                 Nine Months Ended:
                                                          -----------------------------------   -----------------------------------
                                                               9/30/04             9/30/03            9/30/04             9/30/03
                                                          ---------------    ----------------    ---------------    ----------------
Income statement:
   Interest income                                             3,494,572           3,119,536         10,111,415           9,327,363
   Interest expense                                              500,340             529,591          1,423,753           1,600,519
                                                          ---------------    ----------------    ---------------    ----------------
     Net interest income                                       2,994,232           2,589,945          8,687,662           7,726,844
                                                          ---------------    ----------------    ---------------    ----------------
   Provision for loan losses                                     105,000              90,000            315,000             471,065
     Net interest income after provision for loan losses       2,889,232           2,499,945          8,372,662           7,255,779
                                                          ---------------    ----------------    ---------------    ----------------
   Noninterest income                                            457,620             533,281          1,369,418           1,531,069
   Noninterest expense                                         1,788,791           1,690,940          5,443,644           4,891,089
                                                          ---------------    ----------------    ---------------    ----------------
     Income before taxes                                       1,558,061           1,342,286          4,298,436           3,895,759
   Provision for income tax expense                              620,471             533,090          1,711,468           1,553,413
                                                          ---------------    ----------------    ---------------    ----------------
     Net income                                                  937,590             809,196          2,586,968           2,342,346
                                                          ===============    ================    ===============    ================
Per share data:
   Basic earnings per share                                        $0.31               $0.27              $0.86               $0.78
   Diluted earnings per share                                      $0.31               $0.27              $0.86               $0.78
   Dividends paid on common shares                                $0.125              $0.125              $0.38               $0.37

   Average shares outstanding - Basic                          3,019,342           3,010,793          3,016,021           3,007,993
   Average shares outstanding - Diluted                        3,027,489           3,024,720          3,026,634           3,023,278

Consolidated balance sheet:
   Assets:
     Cash & due from banks                                                                            8,136,837           8,195,406
     Short-term investments                                                                          11,604,937          25,267,933
     Investment securities                                                                           49,315,220          45,223,940
     Loans, gross                                                                                   167,617,392         149,429,583
     Allowance for loan losses                                                                      (2,457,073)         (2,397,396)
     Other assets                                                                                     4,601,734           4,842,144
                                                                                                 ---------------    ----------------
       Total assets                                                                                 238,819,047         230,561,610
                                                                                                 ===============    ================
   Liabilities:
     Deposits                                                                                       202,158,290         190,875,609
     Short-term borrowings                                                                            3,901,265           6,307,264
     Long-term borrowings                                                                             7,353,517          10,254,466
     Accrued expenses & other liabilities                                                             1,249,881             953,206
                                                                                                 ---------------    ----------------
       Total liabilities                                                                            214,662,953         208,390,545
                                                                                                 ---------------    ----------------
   Stockholders' equity:
     Capital stock                                                                                       30,374              30,308
     Surplus                                                                                         17,277,434          17,241,143
     Retained earnings                                                                                6,848,286           4,899,614
                                                                                                 ---------------    ----------------
       Total stockholders' equity                                                                    24,156,094          22,171,065
                                                                                                 ---------------    ----------------
       Total liabilities & stockholders' equity                                                     238,819,047         230,561,610
                                                                                                 ===============    ================
Performance ratios:
   Book value per share                                                                                   $8.00               $7.36
   Return on average assets                                        1.56%               1.47%              1.52%               1.50%
   Return on average stockholders' equity                         15.69%              14.53%             14.78%              14.30%
   Net interest margin                                             5.22%               4.93%              5.34%               5.19%
   Efficiency ratio                                               51.82%              54.14%             54.13%              52.83%
   Ratio of nonperforming assets to total assets                                                          1.09%               1.71%
   Allowance for loan losses to loans                                                                     1.47%               1.60%
   Allowance for loan losses to nonperforming assets                                                     94.43%              60.85%

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